Exhibit (11)  - Statement Re: Computation of Earnings per Unit


                                                                   Three Months Ended
                                                                      September 30,
                                                              -----------------------------
                                                                  1997             1996
                                                              ------------     ------------

Average units outstanding                                       5,346,164        5,876,164
Net effect of dilutive stock options based on the
 treasury stock method using the average market price                   0                0
                                                              -----------------------------
Average units outstanding                                       5,346,164        5,876,164
Units equivalent to 1% General Partnership interest
 of BCLP                                                           54,002           59,355
                                                              -----------------------------

Average units outstanding                                       5,400,166        5,935,519
                                                              =============================

Net loss
   Loss before interests of General Partners                  ($3,865,633)     ($3,207,488)

Applicable to interests of:
   General Partners of subsidiary partnerships                    (26,114)         (25,421)
   1% General Partnership interest of BCLP                        (38,395)         (31,821)
                                                              -----------------------------
                                                                  (64,509)         (57,242)
                                                              -----------------------------

Applicable to interests of Limited Partners                   ($3,801,124)     ($3,150,246)
                                                              =============================

Per Limited Partnership Unit                                       ($0.71)          ($0.54)
                                                              =============================











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